Exhibit 1
Joint Filing Agreement
     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is used in the Schedule 13G) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Leadis Technology, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 3rd day of February, 2009.

Firelake Strategic Technology Fund, L.P. By: Firelake Capital Partners LLC
By:	/s/ Martin Lagod
Martin Lagod
Managing Director
Dated: February 3, 2009

Firelake Capital Partners LLC
By:	/s/ Martin Lagod
Martin Lagod
Managing Director
Dated: February 3, 2009

Firelake Capital Management LLC.
By:	/s/ Martin Lagod
Martin Lagod
Managing Director

/s/ Fred Kittler
Fred Kittler

/s/ Martin Lagod
Martin Lagod

Dated: February 3, 2009